EXHIBIT 21.1
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                           California Pro Sports, Inc.
                              List of Subsidiaries


                                              Jurisdiction of
                                              Incorporation or      Percent
Name of Subsidiary                              Organization          Owned
------------------                              ------------          -----

California Pro, Inc.                              Delaware             100%

USA Skate Corporation                             Delaware              56%
    Three R Sales, Inc.                           New York             100%
    USA Skate Co., Inc.                           New York             100%
        Amskate Holding, Ltd.                      Canada              100%
        2984334 Canada, Ltd.                       Canada              100%
        Gestion Pirtade Inc.                       Quebec              100%
        Gestion Camille Lainesse Inc.              Quebec              100%
        3102-1991 Quebec Inc.                      Quebec              100%
        3102-1983 Quebec Inc.                      Quebec              100%
        Gestion Davtec Inc.                        Canada              100%
        Les Equipements Sportifs Davtec Inc.       Canada              100%
        811300 Ontario Inc.                        Quebec              100%